AMENDMENT
                                     TO THE
                           EXCEL COMMUNICATIONS, INC.
                            EMPLOYEE OWNERSHIP PLAN


     EXCEL Communications, Inc. (the "Company") adopted the EXCEL Telecommunications, Inc. Savings and Investment Plan (the "Plan"), effective January 1, 1992. The Plan was amended and restated effective October 1, 1995, with the resulting Plan denominated as the EXCEL Communications, Inc. Employee Ownership Plan. Having reserved the right under Section 14.02 to amend the Plan, the Company does by these presents hereby amend the Plan as follows, effective January 1, 1997, with respect to amendments 2 through 8, and effective January 1, 1998, for each other amendment:

     1. This Amendment shall amend only those sections of the Plan set forth herein, and those sections and subsections not expressly amended hereby shall remain in full force and effect.

     2. Section 2.24 is amended by revising the second sentence thereof to read as follows:

          "With respect to a share of Employer Securities that is publicly traded, the average of the high and low trading prices of shares on the national securities exchange on which they are registered on the applicable transaction date, or if such date is not a trading day, on the most recent trading day."

     3. Section 2.26 is amended by revising the term "Affiliated Employer" each place it appears therein to read "Employer or Affiliated Employer".

     4.   Section 3.01 (b) is amended to read as follows:

          "(b) Each Employee who is an Employee of EXCEL Telecommunications, Inc. on December 31, 1995, shall become a Participant in the ESOP portion of the Plan on December 31, 1995. All other Employees who have completed six months of continuous Service and attained the age of 21 as of October 1, 1995, shall become Participants in the ESOP portion of the Plan on such date. Thereafter, each Employee shall become a Participant in the ESOP portion of the Plan on the Entry Date (if employed on that date) coincident with or immediately following the date on which the Employee completes six months of continuous Service and attains age 21. Notwithstanding anything herein to the contrary,
          (i) each Employee who is on an Employer's payroll on September 30, 1996, and who is not already a Participant in the ESOP portion of the Plan, shall become a Participant in the ESOP portion of the Plan on December 31, 1996; and (ii) each Employee who is on an Employer's payroll on September 30, 1997, and December 31, 1997, and who is not already a Participant in the ESOP portion of the Plan, shall become a Participant in the ESOP portion of the Plan on December 31, 1997."

     5.   Section 4.04(a) is amended to read as follows:

          "(a) Subject to Section 4.24, Employer Securities attributable to ESOP Contributions, forfeitures and to any dividends paid on Employer Securities held in the Suspense Account maintained pursuant to Section
          10.06 shall be allocated to the ESOP Contribution Account (1) of each Participant (A) as of the Accounting Date in 1995, if the Participant is actively employed on such Accounting Date, (B) as of the Accounting Date in 1996, if the Participant is actively employed on September 30, 1996, (C) as of the Accounting Date in 1997 if the Participant is actively employed on both September 30, 1997, and December 31, 1997, and (D) as of each Accounting Date thereafter if the Participant is actively employed on such Accounting Date and has not less than 1,000 Hours of Service during the Plan Year ending on such Accounting Date, and (2) of each Participant who terminated employment as an Employee during the Plan Year as a result of his Death or Disability or for any reason after reaching his Early Retirement Date."

     6.   Section 6.02(a)(7) is restated in its entirety to read as follows:

          "If elected by a Participant pursuant to section 6.02(c), the distribution of the Participant's ESOP Contribution Account shall be made in the form of a single lump-sum distribution, either in cash or Employer Securities, as specified by the Participant. The provisions of section 6.02(b) shall not apply to distributions from ESOP Contribution Accounts."

     7.   Section 6.02(c) is restated in its entirety to read as follows:

          "(c) ESOP Contribution Accounts. Notwithstanding anything else to the contrary in this Plan, the following provisions shall be applicable to distributions of ESOP Contribution Accounts under the Plan (except to the extent that earlier or more rapid distributions are otherwise required by law or otherwise permitted under the Plan):

                    1. At the election of a Participant, the distribution of the
               Participant's ESOP Contribution Account shall be made in a single lump-sum distribution, in the form of cash or Employer Securities as elected by the participant, as soon as administratively practicable following the calendar quarter in which the Participant separates from Service with the Employer. Valuation of Employer Securities for the purpose of any distribution shall be made as provided in section 10.04.

                    2. At the election of a Participant, the distribution of the
               Participant's ESOP Contribution Account shall commence not later than one year after the last day of the Plan Year (A) in which he terminates employment after his Normal Retirement Age or by reason of Disability or death or (B) which is the fifth Plan Year following the Plan Year in which he otherwise terminates employment (unless he is re-employed by the Employer before such year); provided, however, that if the Participant is re-employed by the Employer as of the last day of such fifth Plan Year, distribution to the Participant prior to any subsequent termination of employment shall be in accordance with terms of the Plan other than this paragraph (2). A Participant who has completed five years of participation in the Plan and who is 100 percent vested in his ESOP Contribution Account may elect to receive an in-service distribution of all or a portion of his ESOP Contribution Account. Any such election shall be made on a form provided by the Administrative Committee.

                    3. Unless the Participant elects a lump-sum  distribution in accordance with paragraph (1) of this subsection, the Participant's ESOP Contribution Account shall be distributed in substantially equal periodic payments (at least annually) over a period not exceeding the greater of (A) five years, or (B) if the Fair Market Value of a Participant's ESOP Contribution Account attributable to Employer Securities is in excess of $500,000 as of the date distribution is required to begin under this Article VI, five years plus an additional one year (up to an additional five years) for each $100,000 increment, or fraction of such increment, by which the value of the Participant's ESOP Contribution Account exceeds $500,000. In no event shall such distribution period exceed the period permitted under Code 401(a)(9). The dollar amounts prescribed in this paragraph shall be adjusted for increases in the cost of living as prescribed by the Secretary of the Treasury."

     8.   Section 10.04 is amended in its entirety to read as follows:

          "10.04 Valuation of Employer Securities. Employer Securities held by the Plan shall be valued each Valuation Date at Fair Market Value, and each such valuation of Employer Securities shall be made in good faith and shall be based on all relevant factors for determining Fair Market Value. Any valuation of Employer Securities at a time when such Employer Securities are not readily tradeable on an established securities market shall be made by an independent appraiser, within the meaning of Code 401(a)(28)(C). For purposes of a transaction between the Plan and a "disqualified person," as such term is defined in Code 4975(e)(2), the valuation must be determined as of the date of the transaction. All distributions of Employer Securities shall be based on the Fair Market Value of such Employer Securities as of the Valuation Date next preceding the date of the distribution; provided, however, that, if Employer Securities are sold to permit the payment of a cash distribution, the amount of such distribution shall be the net proceeds of such sale."

     9.   Section 2.43 is amended to read as follows:

          "2.43 Valuation Date. Unless otherwise specified by the Administrative Committee, each business day on which the major stock exchanges are open for business."

     10. Paragraphs (a) and (b) of Section 3.01 are hereby deleted, effective January 1, 1998, and the following is substituted therefor.

          "Effective for Employees hired on or after January 1, 1998, each Employee shall become a Participant in the Plan as of the first day of the first payroll period commencing after the Employee completes six months of continuous Service."

     11.  Section 4.02 is amended to read as follows:

          "(a) Basic Matching Contributions. Subject to section 4.24, as of each Accounting Date, a portion of the Basic Matching Contribution for the Plan Year, if any, shall be allocated to the Employer Basic Contribution Account of each Participant in the employ of an Employer on such Accounting Date who is allocated an Elective Contribution for such Plan Year, and to each Participant who terminated employment as an Employee during the Plan Year as a result of his death or Disability, or for any reason after reaching his Early Retirement Date.

          Each such Participant shall be allocated a percentage of the Basic Matching Contribution to be allocated for such Plan Year which is in the same ratio that the Participant's Elective Contributions for the Plan Year bears to the sum of all Elective Contributions made for the Plan Year (regardless of whether the Participant later withdraws some portion of his Elective Contribution Account balance).

          (b) Basic Profit Sharing Contributions. Subject to section 4.24, as of each Accounting Date, after the allocation described in subsection
          (a), a portion of the Basic Profit Sharing Contribution for the Plan Year, if any, shall be allocated to the Employer Basic Contribution Account of each Participant in the employ of an Employer on such Accounting Date who has not less than 1,000 Hours of Service in the Plan Year, and to each Participant who terminated employment as an Employee during the Plan Year as a result of his death or Disability, or for any reason after reaching his Early Retirement Date.

          Each such Participant shall be allocated a percentage of the Basic Profit Sharing Contribution for such Plan Year which is in the same ratio that the Participant's Eligible Compensation for the Plan Year bears to the total Eligible Compensation for the Plan Year of all such Participants."

     12. Section 6.01 through 6.03 are amended by deleting "$3,500" each place it appears therein and by substituting "$5,000" therefor.

     13. Section 6.02(c), as amended in amendment 7 above, is hereby further amended by revising paragraphs 1 and 2 to read as follows:

               "1. At the election of a Participant, the distribution of the Participant's ESOP Contribution Account shall be made in a single lump-sum distribution, in the form of cash or Employer Securities as elected by the participant as soon as administratively practicable in the calendar quarter following the quarter in which the Participant separates from Service with the Employer. Valuation of Employer Securities for the purpose of any distribution shall be made as provided in section 10.04.

               2. At the election of a Participant, the distribution of the Participant's ESOP Contribution Account shall commence not later than one year after the last day of the Plan Year (A) in which he terminates employment after his Normal Retirement Age or by reason of Disability or death or (B) which is the fifth Plan Year following the Plan Year in which he otherwise terminates employment (unless he is re-employed by the Employer before such year); provided, however, that if the Participant is re-employed by the Employer as of the last day of such fifth Plan Year, distribution to the Participant prior to any subsequent termination of employment shall be in accordance with terms of the Plan other than this paragraph (2). A Participant who has completed five years of participation in the Plan and who is 100 percent vested in his ESOP Contribution Account may either (i) elect to have redeemed all or any portion of his ESOP Contribution Account and to have the proceeds of such redemption transferred to one or more of the other investment funds maintained for Participants under the Plan, or (ii) elect to receive an in-service distribution of all or any portion of his ESOP Contribution Account. Any such elections shall be made on forms provided by the Administrative Committee."

     14. Section 10.04, as amended in amendment 8 above, is hereby further amended by deleting the words "each Valuation Date" in the first sentence thereof.

     Except as amended hereby, the Company ratifies the Plan as amended and restated effective October 1, 1995.

Dated:  December 3, 1997                       EXCEL Communications, Inc.
      ----------------------------

                                               By:  /s/Kenny A. Troutt
                                                   -------------------------

                                               Its: Chief Executive Officer
                                                   -------------------------